Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2023 and Declaration of Distributions on Common Stock for the Months Ending April 30, May 31, and June 30, 2024.

GREENWICH, CT – 3/15/2024 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2023.

•	On March 14, 2024, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2024	April 16, 2024	April 30, 2024	$0.035
May 31, 2024	May 17, 2024	May 31, 2024	$0.035
June 30, 2024	June 14, 2024	June 28, 2024	$0.035

•	Net asset value (“NAV”) per share as of December 31, 2023 stood at $2.55, compared with a NAV per share on September 30, 2023 of $2.78.

•	Net investment income (“NII”) was approximately $7.8 million, or $0.13 per share, for the quarter ended December 31, 2023, compared with approximately $6.4 million, or $0.11 per share, for the quarter ended September 30, 2023.

•	Total investment income for the quarter ended December 31, 2023 amounted to approximately $12.3 million, compared with approximately $13.0 million for the quarter ended September 30, 2023.

o	For the quarter ended December 31, 2023 we recorded investment income from our portfolio as follows:

▪	$8.0 million from our debt investments;

▪	$4.0 million from our CLO equity investments; and

▪	$0.3 million from other income.

•	Our total expenses for the quarter ended December 31, 2023 were approximately $4.6 million, compared with total expenses of approximately $6.6 million for the quarter ended September 30, 2023.

•	As of December 31, 2023, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 13.3% at current cost, compared with 13.1% as of September 30, 2023;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.5%, compared with 9.7% as of September 30, 2023; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 16.3%, compared with 20.1% as of September 30, 2023.

•	For the quarter ended December 31, 2023, we recorded a net decrease in net assets resulting from operations of approximately $7.3 million, consisting of:

o	NII of approximately $7.8 million;

o	Net realized losses of approximately $0.3 million; and

o	Net unrealized depreciation of approximately $14.8 million.

•	During the fourth quarter of 2023, we made investments of approximately $3.5 million, and received approximately $4.5 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.3 based on total fair value and 2.7 based on total principal amount as of December 31, 2023, compared with a weighted average credit rating of 2.2 based on total fair value and 2.5 based on total principal amount as of September 30, 2023.

•	As of December 31, 2023, we had four debt investments (three of which were in one portfolio company) on non-accrual status, with a combined fair value of approximately $1.7 million. Also, as of December 31, 2023, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $5.3 million.

•	For the quarter ended December 31, 2023, we issued a total of approximately 1.3 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $3.7 million. As of December 31, 2023, we had approximately 59.3 million shares of common stock outstanding.

We will hold a conference call to discuss fourth quarter results today, Friday, March 15th, 2024 at 9:00 AM ET. The toll-free dial-in number is 1-833-470-1428, access code number 451853. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 205162.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2023	December 31, 2022

ASSETS
Non-affiliated/non-control investments (cost: $440,069,822 and $495,000,997, respectively)	$261,614,335	$310,347,097
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	5,276,092	4,349,818
Cash and cash equivalents	5,740,553	9,019,164
Interest and distributions receivable	3,976,408	3,492,716
Other assets	1,060,384	785,640
Total assets	$277,667,772	$327,994,435
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $- and $405,657, respectively	$—	$63,964,568
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $543,609 and $776,766, respectively	44,247,141	44,013,984
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,768,219 and $2,153,762, respectively	78,731,781	78,346,238
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,012,389	1,323,573
Accrued interest payable	1,204,487	1,216,109
Accrued expenses	1,163,349	458,001
Total liabilities	126,359,147	189,322,473

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 59,300,472 and 49,844,796 shares issued and outstanding, respectively	593,005	498,447
Capital in excess of par value	458,121,381	434,737,950
Total distributable earnings/(accumulated losses)	(307,405,761)	(296,564,435)
Total net assets	151,308,625	138,671,962
Total liabilities and net assets	$277,667,772	$327,994,435
Net asset value per common share	$2.55	$2.78

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$33,592,166	$25,234,315	$17,440,229
Income from securitization vehicles and investments	16,796,699	17,093,203	18,691,631
Other income	1,435,316	790,594	1,043,153
Total investment income from non-affiliated/non-control investments	51,824,181	43,118,112	37,175,013
Total investment income	51,824,181	43,118,112	37,175,013
EXPENSES
Interest expense	10,825,877	12,354,392	10,495,897
Base Fee	4,613,664	5,903,986	6,287,173
Professional fees	1,426,098	1,393,116	1,910,390
Compensation expense	825,226	915,583	723,931
Director’s fees	429,500	417,500	490,500
Insurance expense	329,892	378,804	422,805
Transfer agent and custodian fees	246,562	231,241	222,581
Excise tax(1)	1,423,686	252,172	—
General and administrative(1)	638,350	583,740	521,541
Total expenses before incentive fees	20,758,855	22,430,534	21,074,818
Net Investment Income Incentive Fees	3,705,387	—	—
Total incentive fees	3,705,387	—	—
Total expenses	24,464,242	22,430,534	21,074,818
Net investment income	27,359,939	20,687,578	16,100,195
NET UNREALIZED AND REALIZED (LOSSES)/GAINS ON INVESTMENT TRANSACTIONS:
Net change in unrealized appreciation/(depreciation) on investments:
Non-affiliate/non-control investments	6,198,413	(109,479,985)	37,699,436
Affiliated investments	926,274	3,577,327	772,491
Total net change in unrealized appreciation/(depreciation) on investments.	7,124,687	(105,902,658)	38,471,927
Net realized (losses)/gains:
Non-affiliated/non-control investments	(17,056,245)	(339,819)	(14,987,438)
Extinguishment of debt	(190,353)	—	—
Total net realized losses	(17,246,598)	(339,819)	(14,987,438)
Net unrealized and realized (losses)/gains	(10,121,911)	(106,242,477)	23,484,489
Net increase/(decrease) in net assets resulting from operations	$17,238,028	$(85,554,899)	$39,584,684
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.51	$0.42	$0.32
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.32	$(1.72)	$0.80
Weighted average shares of common stock outstanding (Basic and Diluted):	53,919,104	49,757,122	49,624,851

(1)	Change in prior period was made to conform to the current period presentation.

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Per Share Data
Net asset value at beginning of year	$2.78	$4.92	$4.55	$5.12	$6.60
Net investment income(1)	0.51	0.42	0.32	0.40	0.81
Net realized and unrealized gains (losses)(2)	(0.19)	(2.14)	0.47	(0.36)	(1.49)
Net change in net asset value from operations	0.32	(1.72)	0.79	0.04	(0.68)
Distributions per share from net investment income	(0.54)	(0.42)	(0.42)	(0.61)	(0.80)
Distributions based on weighted average share impact	(0.01)	—	—	—	—
Tax return of capital distributions	—	—	—	—	—
Total distributions(3)	(0.55)	(0.42)	(0.42)	(0.61)	(0.80)
Effect of shares issued, net of offering expenses	—	—	—	—	—
Effect of shares issued/repurchased, gross	—	—	—	—	—
Net asset value at end of year	$2.55	$2.78	$4.92	$4.55	$5.12
Per share market value at beginning of year	$3.12	$4.08	$3.05	$5.44	$6.47
Per share market value at end of year	$2.86	$3.12	$4.08	$3.05	$5.44
Total return based on Market Value(4)	9.34%	(14.11)%	47.38%	(31.75)%	(4.14)%
Total return based on Net Asset Value(5)	11.51%	(34.96)%	17.36%	0.82%	(10.26)%
Shares outstanding at end of year	59,300,472	49,844,796	49,690,059	49,589,607	48,448,987
Ratios/Supplemental Data(7)
Net assets at end of year (000’s)	$151,309	$138,672	$244,595	$225,427	$247,999
Average net assets (000’s)	$149,944	$192,785	$242,589	$192,137	$289,373
Ratio of expenses to average net assets	16.32%	11.64%	8.69%	8.45%	8.35%
Ratio of net investment income to average net assets	18.25%	10.73%	6.64%	10.26%	13.30%
Portfolio turnover rate(6)	3.85%	17.09%	11.09%	23.72%	12.75%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.

(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual investment sales and repayments of principal or annual investment purchases over the average of the total investments at fair value.
(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2023, 2022, 2021, 2020, and 2019:

	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Ratio of expenses to average net assets:
Expenses before incentive fees	13.84%	11.64%	8.69%	8.45%	7.14%
Net Investment Income Incentive Fees	2.47%	—%	—%	—%	1.21%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	9.10%	5.23%	4.36%	4.35%	4.93%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280